UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 13, 2005

                                 CYTOMEDIX, INC.
             (Exact name of registrant as it appears in its charter)

             Delaware                    0-28443                23-3011702
 (State or other jurisdiction    (Commission File Number)     (IRS Employer
       of incorporation)                                     Identification No.)

                         416 Hungerford Drive, Suite 330
                            Rockville, Maryland 20850
              (Address of principal executive offices and zip code)


                                  240-499-2680
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01.  Regulation FD Disclosure

On September 12, 2005, Cytomedix, Inc. issued the press release attached as
Exhibit 99.1 announcing the preliminary results of its clinical trial for its AutoloGel(tm) platelet gel therapy system for the treatment of diabetic foot ulcers. Cytomedix will hold a conference call and webcast with members of the investment community at 9 a.m. Eastern time Wednesday, Sept. 14, 2005, to discuss the preliminary analysis of the clinical trial. To participate in the call, interested parties should dial 1-800-289-0730 approximately ten minutes before the conference call is scheduled to begin. Hold for the operator and reference the Cytomedix conference call. International callers should dial 913-981-5509. The teleconference can also be accessed by means of a live audio webcast on the Company's website at http://www.cytomedix.com, and will be archived for replay. For anyone who is unable to participate in the conference, access to a recording will be available for three days (72 hours) following the call. Dial 1-888-203-1112 to access playback. For international callers, dial 719-457-0820. The pass code I.D. is 1151314. The press release announcing the teleconference is attached as Exhibit 99.2.

Section 9--Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following Exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.       Description

Exhibit 99.1      Press Release of Cytomedix, Inc., dated September 12, 2005.

Exhibit 99.2      Press Release of Cytomedix, Inc., dated September 13, 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CYTOMEDIX, INC.

                                             By: /s/ Kshitij Mohan
                                                 -----------------------
                                                 Kshitij Mohan
                                                 Chief Executive Officer


Date:  September 13, 2005